UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 26, 2016

ALEXION PHARMACEUTICALS, INC.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
------------------	------------------	---------------
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
---------------------------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2016, Alexion Pharmaceuticals, Inc. (Alexion) entered into new employment agreements with David Hallal, Chief Executive Officer, Martin Mackay, Executive Vice President, Global Head of Research and Development, Vikas Sinha, Executive Vice President and Chief Financial Officer, as well as additional Alexion executives. Each agreement has a three-year term, and as with the executives’ prior employment agreements, provide for automatic one-year extensions unless Alexion or the applicable executive provides notice prior to the end of the term, as extended.
Although each of the executives remains employed in the same position he or she held prior to entering into the new employment agreements, Alexion and the executives entered into the new employment agreements to, among other things, (i) update severance terms based on a current assessment of market practices (ii) eliminate provisions in all employment agreements entitling executives to tax gross-up payments for any excise tax imposed on them by Section 4999 of the Internal Revenue Code and (iii) eliminate single trigger acceleration of future equity awards in the event of a change of control in all agreements.
Under the terms of the employment agreements, in the event that an executive's employment with Alexion terminates at any time, other than within eighteen months after a change in control of Alexion, (1) for reasons other than cause, death, or physical or mental disability, (2) following a constructive termination, or (3) in the event of a non-renewal, Alexion must pay such terminated executive a cash lump sum equal to two times (in the case of Mr. Hallal) or 1.5 times (in the case of an Executive Vice President) the sum of (a) the executive's then current base salary and (b) the executive’s bonus target for the year in which the termination of employment occurs (the sum of (a) and (b), the Severance Base). If the executive's employment with Alexion terminates within eighteen months after a change in control of Alexion under the circumstances described in (1) – (3) above, Alexion must pay such terminated executive a cash lump sum equal to three times the Severance Base if the executive is Mr. Hallal, and two times the Severance Base if the executive is an Executive Vice President.
Under the terms of the employment agreements, in the event that an executive's employment with Alexion terminates by reason of death or physical or mental disability, Alexion will be obligated to pay such executive or his or her estate, the executive's pro rata bonus, and in the case of death, three months' base salary.
In addition, if an executive's employment terminates for any reason described above, (1) all of the executive's time-vesting equity awards will vest and become immediately exercisable and shall remain exercisable for such periods as provided under the terms of Alexion's Amended and Restated 2004 Incentive Plan and any individual award agreement under which such awards were granted, and (2) all other equity awards will vest as determined in good faith by Alexion's Board of Directors based on the percentage of goals and objectives achieved by such executive and Alexion.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2016	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Senior Vice President of Law and Corporate Secretary